UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2017

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Village Bank and Trust Financial Corp. (the “Company”) recently completed a process to determine which audit firm would serve as the company’s independent registered public accounting firm. BDO USA, LLP (“BDO”) was invited to participate and participated in the process. BDO has served as the Company’s independent registered public accounting firm since December 1999. On November 8, 2017 the Company, with the approval of the Audit Committee, notified BDO that BDO was being dismissed as the Company’s independent registered public accounting firm, effective immediately following the filing of the Form 10-K for the year ending December 31, 2017. BDO will continue to serve as the Company’s independent registered public accounting firm until that time.

During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015 and through November 8, 2017, the Company has not had any disagreement with BDO or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in their reports of the Company’s consolidated financial statements. In addition, during the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015 and through November 8, 2017 , there were no “reportable events” as the term is defined in Item 304(a)(1)(v) of Regulation S-K. BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided BDO a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in this Item 4.01(a). A copy of BDO’s letter, dated November 13, 2017 is filed as Exhibit 16.1 to this Current Report on Form 8-K. Following the filing of the Company’s Form 10-K for the year ending December 31, 2017, the Company intends to file an amendment to this Form 8-K (the “Form 8-K/A”) to provide disclosure required by this Item 4.01 with respect to the period between November 8, 2017 and the filing of such Form 10-K. The Company will provide BDO with a copy of the disclosures in the Form 8-K/A and will request that BDO furnish it with a letter addressed to the SEC stating whether it agrees with the Company’s statements in Item 4.01 to the Form 8-K/A.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On November 8, 2017, the Audit Committee engaged Yount Hyde & Barbour P.C. (“YHB”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

In connection with the Company’s appointment of YHB as the Company’s independent registered public accounting firm, the Company has not consulted YHB on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that YHB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit 16.1:	Letter to the Securities and Exchange Commission from BDO, dated November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: November 13, 2017	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO